SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (Date of earliest event reported): December 31, 2003


                              EMERGING VISION, INC.
             (Exact name of registrant as specified in its charter)


         New York                      1-14128                   11-3096941
(State or other jurisdiction    (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)


                         100 Quentin Roosevelt Boulevard
                          Garden City, New York 11530
               (Address of principal executive offices) (Zip Code)

                                 (516) 390-2100
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)

      ====================================================================

Item 5. Other Events
--------------------

     On February 16, 2004, Emerging Vision, Inc. (the "Registrant") issued a press release announcing that it amended its by-laws, and that it had entered into certain rescission and settlement transactions with respect to units and warrants issued in connection with its shareholder rights offering in 2003. A copy of such press release is attached as Exhibit 99.1 hereto. The press release is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

(a) and (b)   Not applicable.

(c)           The following exhibits are filed with this report:


Exhibit No.       Document
-----------       --------

99.1              Press Release, dated February 16, 2004, issued by Emerging
                  Vision, Inc.

3.8               First Amendment to Amended and Restated By-Laws of Emerging
                  Vision, Inc.


Item 12.  Results of Operations and Financial Condition
-------------------------------------------------------

     This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

     On February 16, 2004, Emerging Vision, Inc. (the "Registrant") issued a press release announcing that it amended its by-laws, and that it had entered into certain rescission and settlement transactions with respect to units and warrants issued in connection with its shareholder rights offering in 2003. A copy of such press release is attached as Exhibit 99.1 hereto.



                          [Signature on following page]

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          EMERGING VISION, INC.


                                          By:   /s/ Christopher G. Payan
                                             -------------------------------
                                          Name:  Christopher G. Payan
                                          Title: Senior Vice President,
                                                 Co-Chief Operating Officer and
                                                 Chief Financial Officer



Date:    February 17, 2004

                                                                    Exhibit 99.1
                                                                    ------------


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

       EMERGING VISION, INC. RESCINDS UNITS AND WARRANTS ISSUED IN RIGHTS
                 OFFERING AND SETTLES WITH SUBJECT SHAREHOLDERS


     GARDEN CITY, N.Y. - February 16, 2004 - On February 25, 2003, Emerging Vision, Inc. (OTCBB: ISEE.OB) commenced a shareholder rights offering (the "Rights Offering") of 50,000,000 units, each unit consisting of one share of the Company's common stock and one warrant to purchase one share of the Company's Common Stock at an exercise price of $0.05. The Rights Offering closed on and as of April 14, 2003.

     Subsequent to the Rights Offering, the Company determined that the use of certain of its tax attributes, including its net operating loss carry-forwards (which, as of December 31, 2002, were approximately $44,000,000), may have been substantially restricted as a result of the consummation of certain transactions in the Rights Offering. In an effort to avoid such restrictions, on December 31, 2003 (effective April 14, 2003), the Company and certain of its shareholders (the "Subject Shareholders") agreed to, and effectuated, (a) the rescission, ab initio, of the exercise (by the Subject Shareholders) of 13,000,000 of the oversubscription rights of the Subject Shareholders (and, accordingly, of the issuance, to such Subject Shareholders, of the units associated therewith), and
(b) the rescission, surrender and cancellation of all of the remaining warrants (31,594,772 in the aggregate) that were acquired by the Subject Shareholders in the Rights Offering (collectively, the "Rescission Transactions"). In connection with the Rescission Transactions, the Company agreed to repay each Subject
Shareholder the original subscription amount of $0.04 (paid by each Subject Shareholder) for each of the rescinded units (together with interest at a rate of 6% per annum from the date of the original acquisition thereof), which, in the aggregate for all of the Subject Shareholders, totaled $520,000. This sum (plus interest) is payable, by the Company, on or before April 14, 2007, pursuant to a series of promissory notes issued to the Subject Shareholders. Additionally, as a result of the Rescission Transactions, the Company's outstanding common shares decreased by 13,000,000 shares.

     Furthermore, in order to limit the potential that future transactions could have a similar effect on the Company's tax attributes, the Company amended its by-laws to provide the Board of Directors with the ability to void certain transactions in Company securities that may impair or limit the future utilization of its tax attributes, including its net operating loss carry-forwards.

     Christopher Payan, Chief Operating and Financial Officer of the Company stated "The Company is extremely pleased that the Subject Shareholders supported the Company by agreeing to participate in the Rescission Transactions in an effort to preserve these tax attributes, and by allowing us to defer repayment of the original subscription price until April 2007. As a result, the Company can continue to focus its resources on maintaining and improving its cash flow positive operations. Additionally, it is the Company's hope that, with the amendment of its by-laws, it has taken an additional step toward further protecting its tax attributes."

     Notwithstanding the consummation of the Rescission Transactions and the amendment of the by-laws, there can be no assurance that the Company has been, or will in the future be, successful in preventing an event which could materially impair or limit the Company's utilization of its net operating loss carry-forwards and other tax attributes.

     As a result of the Rescission Transactions, the Company intends to restate its financial statements for the periods ended June 30, 2003 and September 30, 2003. Payan added "The Company's quarterly reports for June 30, 2003 and September 30, 2003 will be restated to reflect the Rescission Transactions. However, the impact on those restated financial statements will only have a material affect on the balance sheet presentation, which is all non-cash, and will not have a material affect on the Company's results of operations for those periods."

     Additionally, recognizing that the Subject Shareholders suffered certain damages in connection with the Rescission Transactions, on December 31, 2003, the Company granted to the Subject Shareholders, in the aggregate, new warrants to purchase 57,594,772 shares of Company Common Stock. The exercise prices of the new warrants issued to each of the Subject Shareholders ranged from $0.0465 to $0.0488. These exercise prices were calculated with the intention of allowing the Subject Shareholders to purchase equity of the Company on substantially the same economic terms that they would have been originally entitled pursuant to the Rights Offering, but for the Rescission Transactions. The new warrants are not exercisable until April 14, 2007. In connection with the issuance of the new warrants to the Subject Shareholders, the Company incurred a one-time, non-cash charge of approximately $4.6 million, which will be reflected in its fourth quarter results for 2003.

     Mr. Payan stated "Although the Rescission Transactions were beneficial to the Company as a whole, we recognized that the Subject Shareholders were economically disadvantaged by agreeing to participate in the Rescission
Transactions as the Company's stock price had appreciated between the time at which the Rights Offering was consummated and December 2003. As a result, the Company believed it was in its best interests to compensate the Subject Shareholders for the damages that they suffered in a manner that was ultimately cost-effective. As a result of the issuance of the new warrants, the Subject Shareholders were placed in substantially the same economic position that they were in prior to the Rescission Transactions. In fact, the Company now has a lower number of shares outstanding and, under the terms of the newly-issued warrants, the Company would not encounter the possibility of significant dilution before April 2007 from the exercise of such warrants."

     Payan added "As of September 30, 2003, the Company had an accumulated deficit of approximately $123 million. The $4.6 million non-cash accounting charge the Company is required to record in connection with the issuance of the new warrants would increase this deficit by less than 5%. We believe that the charge has little bearing on what otherwise would have been a profitable year for the Company's operations, and has little effect on the positive steps the Company has taken in 2003. The Company returned its day-to-day operations to profitability and hopes to remain as such."

About Emerging Vision

     Emerging Vision, Inc. operates one of the largest chains of retail optical stores, which includes one of the largest franchised optical chains in the United States, with approximately 186 franchised and Company-owned stores located in 23 states, the District of Columbia, Ontario, Canada and the U.S. Virgin Islands, principally operating under the names "Sterling Optical" and "Site for Sore Eyes".

     THIS STATEMENT MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH MAY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE, OR EXPECTATIONS OF THE COMPANY. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


------------------------------------
Contact:

Emerging Vision, Inc.
Christopher G. Payan
(516) 390-2134
chris.payan@sterlingoptical.com

                                                                     Exhibit 3.8
                                                                     -----------



                                 FIRST AMENDMENT
                                       TO
                          AMENDED AND RESTATED BY-LAWS
                                       OF
                              EMERGING VISION, INC.



     1. The Amended and Restated By-Laws of Emerging Vision, Inc. are hereby further amended to add thereto a new Article VIII, Section 5, as follows:

     "Section 5. Certain Prohibited Dispositions of Company Securities. Except as may otherwise be approved by the Board of Directors of the Company, in its sole and absolute discretion, any purported sale, acquisition, transfer, conversion, exercise or other disposition of stock, options, warrants and other securities in or of the Company, by any record or beneficial, direct or indirect, holder of five (5%) percent or more of such securities (whether prior to or subsequent to any such sale, transfer, acquisition or other disposition), that, in the Company's determination (made in its sole and absolute discretion), would result in an "ownership change," as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder, shall be prohibited, void ab initio, and shall not be recognized by the Company."


     2. The foregoing amendment to the Amended and Restated Bylaws of Emerging Vision, Inc. was authorized by the Unanimous Written Consent of the Board of Directors of Emerging Vision, Inc., dated November 13, 2003.

     IN WITNESS WHEREOF, the undersigned duly authorized officer of Emerging Vision, Inc. has executed this First Amendment to the Amended and Restated Bylaws of Emerging Vision, Inc. on November 13, 2003.



                                               /s/ Christopher G. Payan
                                               ------------------------
                                                Christopher G. Payan,
                                                Co-Chief Operating Officer and
                                                Chief Financial Officer